As filed with the Securities and Exchange Commission on November 12, 2024

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	68-0359556
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

501 Canal Blvd. Richmond, California	94084
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan
(Full title of the plan)

Alexander D. Macrae
President and Chief Executive Officer
Sangamo Therapeutics, Inc.
501 Canal Blvd.
Richmond, California 94084
(510) 970-6000
(Name and address of agent for service) (telephone number, including area code, of agent for service)

Copies to:

Scott Willoughby Senior Vice President and General Counsel Sangamo Therapeutics, Inc. 501 Canal Blvd. Richmond, California 94084 (510) 970-6000	Chadwick L. Mills Courtney M.W. Tygesson Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, CA 94111 (415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Sangamo Therapeutics, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 11,000,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), to be issued pursuant to the Registrant’s Amended and Restated 2018 Equity Incentive Plan (the “2018 Plan”).  The Registrant previously registered (i) 19,131,725 shares of Common Stock that are or may become issuable under the 2018 Plan pursuant to the Registrant’s registration statement on Form S-8 (File No. 333-225552) filed with the Commission on June 11, 2018 (the “2018 Form S-8”), (ii) 9,900,000 shares of Common Stock that are or may become issuable under the 2018 Plan pursuant to the Registrant’s registration statement on Form S-8 (File No. 333-241033) filed with the Commission on August 5, 2020 (the “2020 Form S-8”), (iii) 7,900,000 shares of Common Stock that are or may become issuable under the 2018 Plan pursuant to the Registrant’s registration statement on Form S-8 (File No. 333-269925) filed with the Commission on February 23, 2023 (the “2023 Form S-8”), and (iv) 10,000,000 shares of Common Stock that are or may become issuable under the 2018 Plan pursuant to the Registrant’s registration statement on Form S-8 (File No. 333-273805) filed with the Commission on August 8, 2023 (together with the 2018 Form S-8, the 2020 Form S-8, and the 2023 Form S-8, the “Prior Registration Statements”). This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E of Form S-8. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

•	the Registrant’s annual report on Form 10-K for the year ended December 31, 2023, which was filed with the Commission on March 13, 2024;

•
the information specifically incorporated by reference into the Registrant’s annual report on Form 10-K for the year ended December 31, 2023 from the Registrant’s definitive proxy statement on Schedule 14A, which was filed with the Commission on April 19, 2024;

•
the Registrant’s quarterly reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, which were filed with the Commission on May 9, 2024, August 6, 2024 and November 12, 2024, respectively;

•	the Registrant’s current reports on Form 8-K, which were filed with the Commission on January 19, 2024, February 6, 2024, March 25, 2024, April 30, 2024, June 5, 2024 and July 24, 2024; and

•
the description of the Common Stock contained in the Registrant’s registration statement on Form 8-A, which was filed with the Commission on March 31, 2000, including all amendments and reports filed for the purpose of updating such description, including Exhibit 4.1 of the Registrant’s annual report on Form 10-K for the year ended December 31, 2023.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed June 2, 2023).
4.2	Certificate of Amendment of the Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 5, 2024).
4.3	Fifth Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed December 19, 2022).
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.
24.1	Power of Attorney is contained on the signature page hereto.
99.1	Amended and Restated Sangamo Therapeutics, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed June 5, 2024).
107	Filing fee table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California, on November 12, 2024.

SANGAMO THERAPEUTICS, INC.

By:	/s/ Alexander D. Macrae
Alexander D. Macrae, M.B., Ch.B., Ph.D.
President and Chief Executive Officer
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alexander D. Macrae, Prathyusha Duraibabu and Scott Willoughby, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Ttle	Date

/s/ Alexander D. Macrae	President, Chief Executive Officer and Director	November 12, 2024
Alexander D. Macrae, M.B., Ch.B., Ph.D.	(Principal Executive Officer)

/s/ Prathyusha Duraibabu	Senior Vice President and Chief Financial Officer	November 12, 2024
Prathyusha Duraibabu	(Principal Financial and Accounting Officer)

/s/ H. Stewart Parker	Director and Chairman of the Board	November 12, 2024
H. Stewart Parker

/s/ Courtney Beers	Director	November 12, 2024
Courtney Beers, Ph.D.

/s/ Robert F. Carey	Director	November 12, 2024
Robert F. Carey

/s/ Kenneth J. Hillan	Director	November 12, 2024
Kenneth J. Hillan, M.B., Ch.B.

/s/ Margaret A. Horn	Director	November 12, 2024
Margaret A. Horn

/s/ John H. Markels	Director	November 12, 2024
John H. Markels, Ph.D.

/s/ James R. Meyers	Director	November 12, 2024
James R. Meyers

/s/ Karen L. Smith	Director	November 12, 2024
Karen L. Smith, M.D., Ph.D., M.B.A., L.L.M.